COMPUWARE CORPORATION
                           31440 NORTHWESTERN HIGHWAY
                      FARMINGTON HILLS, MICHIGAN 48334-2564

       ------------------------------------------------------------------
                             SUBCONTRACTOR AGREEMENT
       ------------------------------------------------------------------



Compuware Corporation, a Michigan corporation, located at 31440 Northwestern Highway, Farmington Hills, MI 48331 ("COMPUWARE") and Alydaar Software Corporation, a North Carolina corporation, located at 2101 Rexford Road, Suite 250 West, Charlotte, NC 28211 ("ALYDAAR"), desire to enter into an agreement for the performance by ALYDAAR of professional services, as set forth in this Agreement. In consideration of the promises and of the mutual covenants in this Agreement, COMPUWARE and ALYDAAR agree as follows:


1.       TERM
         This Agreement shall commence on October 1, 1997 ("Effective Date") and shall continue in full force and effect through December 31, 1998. This Agreement will automatically renew for one year, unless written notice of termination is given by either party by November 30, 1998. Notwithstanding termination of this Agreement, the parties agree that the obligations under a mutually executed Service Order shall survive the termination of this Agreement and each party shall perform its obligations in accordance with the terms and conditions of such Service Order.

2.       SERVICES

       a) COMPUWARE engages ALYDAAR and ALYDAAR agrees to perform, as a subcontractor to COMPUWARE, certain Year 2000 remediation services for COMPUWARE clients ("Services"), as further set forth in Section 3. herein and in Exhibit A. The Services described in Exhibit A, which is attached and incorporated into this Agreement by reference, shall be performed by ALYDAAR as requested by COMPUWARE. COMPUWARE may assign a project manager, to be located at ALYDAAR's facility, to supervise each Services project. When COMPUWARE and a Compuware client have entered into a Production 2000 Professional Services Agreement ("Y2K Agreement") for which Alydaar Services are subcontracted, COMPUWARE and ALYDAAR shall enter into a Service Order prior to ALYDAAR's provision of ALYDAAR Services to such COMPUWARE client. Each Service Order shall be (i) substantially in the form set forth in Exhibit C to this Agreement, (ii) in writing and (iii) not effective unless and until executed by ALYDAAR and COMPUWARE.

       Each Service Order shall be deemed to incorporate all of the provisions of this Agreement, unless otherwise agreed to by the parties.


          b) If ALYDAAR decides not to perform any Services requested by COMPUWARE for a Service Order of at least five hundred thousand (500,000) lines of code for one of the languages set forth in the table under Paragraph 1 of Exhibit D, ALYDAAR agrees to provide COMPUWARE with the ALYDAAR software and any information about ALYDAAR methodology and technology necessary for COMPUWARE to provide the Services to COMPUWARE clients, pursuant to a mutually agreed written addenda to this Agreement.


         c) Each party also engages the other to assist it with the marketing of each party's Year 2000 remediation services, as further set forth in Exhibit A. Neither party shall have the right to appoint other marketing representatives to act on behalf of the other party, without the express written consent of such party.

3.         PERFORMANCE STANDARDS

     If ALYDAAR is unable or fails to perform the Services for which a Service Order has been executed by COMPUWARE and ALYDAAR, the parties will meet to discuss a resolution to the problem. If it is determined that ALYDAAR cannot perform the Services in question such that ALYDAAR'S failure to perform would be deemed a material breach of the applicable Y2K Agreement, ALYDAAR shall assist Compuware in finding another subcontractor to perform the work for COMPUWARE.


4.       LICENSE GRANT TO COMPUWARE

   The Services which ALYDAAR provides to COMPUWARE and COMPUWARE clients shall include the software remediation services detailed in Exhibit A, as well as certain Software which is proprietary to ALYDAAR. "Software" shall mean the resulting executable instructions and appropriate comments of ALYDAAR's software imbedded in the COMPUWARE client's software by the ALYDAAR SMARTCODE(R) software and proprietary process used to remediate COMPUWARE client's software, including: (a) source code; (b) any modifications, revisions, or replacements for all of the foregoing items; and (c) all copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights of the foregoing items. "Software" specifically excludes the ALYDAAR SMARTCODE(R) software. ALYDAAR grants to COMPUWARE a non-exclusive, non-transferable, royalty free license for the term of this Agreement to the right to sublicense the Software to COMPUWARE clients. COMPUWARE agrees to sublicense the Software to its clients under the terms of the modified Y2K Agreement, a copy of which is attached as Exhibit B. If COMPUWARE fails to enforce the required terms of any Y2K Agreement relating to the Software, ALYDAAR shall have the right to enforce such agreement as a third party beneficiary. The Software additional terms and conditions is for use in the United States of America only. Additional terms and conditions may be agreed to by COMPUWARE and ALYDAAR if COMPUWARE finds opportunities for ALYDAAR Services in countries other than the United States.

 5.      PAYMENT

         a) ALYDAAR shall invoice COMPUWARE upon completion of the Services and delivery of the remediated code to the COMPUWARE client, as set forth in the applicable Service Order. Terms shall be net 10 days from COMPUWARE's receipt of payment from the COMPUWARE client, provided Compuware shall (a) invoice the COMPUWARE client for ALYDAAR's Services within 10 days of ALYDAAR's invoice date and (b) not withhold payment to ALYDAAR for ALYDAAR's Services if the COMPUWARE client is withholding payment to COMPUWARE for reasons other then issues related to the ALYDAAR Services. All payments set forth in this Agreement are to be made in U. S.
         Dollars.


          b) COMPUWARE shall pay ALYDAAR for the Services to be performed for COMPUWARE clients, a fee calculated as seventy percent (70%) of ALYDAAR's then current list price. ALYDAAR's current price list, which may be revised from time to time, is attached as Exhibit D and incorporated by reference into this Agreement. ALYDAAR will give COMPUWARE thirty (30) days notice of any change in the price list. Any outstanding price quotes made by COMPUWARE to a prospective COMPUWARE client based on a valid price list will remain in effect for ninety
          (90) days. COMPUWARE shall pay ALYDAAR for additional expenses, only as set forth on any Service Order.

          c) COMPUWARE shall pay ALYDAAR a fee calculated as ten percent (10%) of the Y2K testing services fee charged during the first twelve (12) months of a fully executed Y2K Agreement with any COMPUWARE client which ALYDAAR assisted COMPUWARE in marketing Year 2000 remediation services, as determined by the designated Vice Presidents of each party. The designated Vice Presidents of each party shall confer at least quarterly to make the determination set forth in this Section.


 6.      RELATIONSHIP OF PARTIES

         It is agreed that ALYDAAR is an independent contractor and not an employee of COMPUWARE or any COMPUWARE client. In the performance of the work contemplated in this Agreement, ALYDAAR is an independent contractor with the authority to control and direct the performance of the details of the Services. This Agreement shall not be construed to form a partnership between the parties nor to create any form of employment relationship or any legal association which would impose liability upon one party for the act or failure to act of the other party.


7.       TAXES AND BENEFITS

         ALYDAAR agrees that it shall be exclusively responsible to file any and all returns and reports, withhold and/or pay any and all applicable federal, state and local wage or employment related taxes, including but not limited to income taxes, gross receipts taxes, taxes measured by gross income, social security taxes and unemployment taxes for ALYDAAR's employees. ALYDAAR agrees to indemnify and to hold COMPUWARE and its clients harmless to the extent of any obligation imposed by law on COMPUWARE or its clients to pay any withholding taxes, social security, unemployment or disability insurance or similar items for an ALYDAAR employee in connection with any payments made to ALYDAAR by COMPUWARE pursuant to this Agreement. Except as set forth above and for taxes based on ALYDAAR's net income, COMPUWARE is responsible for and shall pay all fees, assessments, duties and taxes (including, but not limited to, sales or use taxes) which may now or later be paid or payable because of the Agreement

8.       LIABILITY

         a) EACH PARTY'S TOTAL CUMULATIVE LIABILITY TO THE OTHER FOR ANY LOSS OR DAMAGE, DIRECT OR INDIRECT, FOR ANY CAUSE WHATSOEVER ARISING UNDER OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND REGARDLESS OF THE FORM OF ACTION SHALL NOT EXCEED THE LESSER OF (A) THE FEES PAID BY COMPUWARE TO ALYDAAR UNDER A Y2K AGREEMENT IN THE EVENT THE LOSS OR DAMAGE AROSE UNDER OR WAS IN ANY WAY CONNECTED TO A Y2K AGREEMENT OR (B) THE FEES PAID BY COMPUWARE TO ALYDAAR IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE OF THE LOSS OR DAMAGE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES, ARISING FROM OR RELATED IN ANY WAY TO THIS AGREEMENT REGARDLESS OF TYPE OF CLAIM, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE TERMS OF THIS PARAGRAPH SHALL NOT APPLY TO: (A) CLAIMS NOT RELATING TO PERFORMANCE OF A PARTY'S SOFTWARE THAT INVOLVES PERSONAL INJURY, INCLUDING DEATH, AND DAMAGE TO REAL AND TANGIBLE PERSONAL PROPERTY; (B) THE INFRINGEMENT INDEMNIFICATION OBLIGATIONS SET FORTH BELOW; AND (C) ANY BREACH BY A PARTY OF PARAGRAPHS4, 10(c) OR 11.

                           b) Each party agrees to indemnify, defend and hold harmless the other from and against any claim asserted or suit or proceeding brought against the other party ("Indemnified Party") alleging that (a) the Software or the COMPUWARE client's software infringes a patent, trademark, copyright or trade secret of a third-party, and (b) a breach of Paragraphs 10(a) or 10(b) has occurred, provided the indemnifying party ("Indemnifying Party") is given prompt written notice of, and full and complete authority, information and assistance in the defense of, such claim, suit or proceeding. The Indemnifying Party shall not be responsible for the cost of any settlement of any such claim, suit or proceeding made without the written consent of the Indemnifying Party. The Indemnifying Party shall not be liable to the Indemnified Party under the terms of this Paragraph or otherwise if any infringement or claim is based upon the use of any Software in violation of the license granted under this Agreement, or in combination with any software or customization performed by the Indemnifying Party for the Indemnified Party based upon the Indemnified Party's ideas, designs, or specifications.

9.       RIGHTS OF TITLE

         Except for the Software as set forth in Section 4 herein, all rights and title to changes in COMPUWARE client's software produced by ALYDAAR under this Agreement, including reports, programs, manuals, discs, tapes, listings, belong exclusively to COMPUWARE's client and shall be considered works made for hire. ALYDAAR agrees that COMPUWARE or COMPUWARE's clients have the right to hold all copyrights, trademarks, patents or whatever protection may be deemed appropriate to such changes to COMPUWARE client's software. ALYDAAR agrees to give COMPUWARE all reasonable assistance required to protect the rights defined herein.

10.      WARRANTY

         a) ALYDAAR warrants that: (i) all ALYDAAR Services provided by ALYDAAR under this Agreement shall be performed by qualified personnel in a good and workmanlike manner; and (ii) it either owns or has the right to license all property included in the ALYDAAR Software.

         b) COMPUWARE represents and warrants that COMPUWARE or COMPUWARE's clients either own or have the right to license all property included in the COMPUWARE clients' software provided to ALYDAAR for remediation pursuant to a Y2K Agreement.

         c) ALYDAAR and COMPUWARE each represent and warrant that it will fully comply with all applicable laws and regulations as applicable to this Agreement. Each party shall indemnify and hold harmless the other party ,and its clients, from and against any and all liabilities, damages, losses, claims or expenses (including attorney fees) arising out of any breach of this section.

         d) THE FOREGOING SPECIFIED WARRANTIES AND CONDITIONS ARE COMPUWARE'S AND ALYDAAR'S SOLE WARRANTIES AND CONDITIONS UNDER THE TERMS OF THIS AGREEMENT. THE PARTIES MAKES NO OTHER WARRANTY OR CONDITION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY,
         NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED AND EXCLUDED BY ALYDAAR AND COMPUWARE.

11.      CONFIDENTIAL AND PROPRIETARY INFORMATION

         COMPUWARE and ALYDAAR each shall not use or disclose to third parties or parties without a need to know any confidential or proprietary information of the other party or any COMPUWARE client. Confidential or proprietary information, whether tangible or intangible, includes but is not limited to the materials produced under this Agreement, this Agreement, information concerning products and services of each party, and such information which is designated as proprietary. Each party shall safeguard such material by using the same degree of control and care as a reasonable prudent person would exercise with respect to his/her similar property under similar circumstances and shall return such material to the disclosing party immediately upon oral and/or written request to do so.

         COMPUWARE and ALYDAAR acknowledge that they are each in the business of developing and marketing software products and services, and that they each may now be developing internally or in the future may develop internally or receive from third parties information that may be similar or identical to each parties confidential information. This Agreement shall not impair the right of either party to make, procure or market products or services now or in the future, which may be competitive with those to which the other party's confidential information may relate.


12.      NON-SOLICITATION

         During the term of and for a one year period following termination of this Agreement, neither party will employ, solicit the employment of, or aid any third party in soliciting an employee of the other party.

13.      APPLICABLE LAW AND COMPLIANCE

         This Agreement shall be governed by the laws of the State of Michigan, United States of America, specifically excluding its conflicts of laws rules. The parties agree that the United Nations Convention on Contracts for the International Sales of Goods shall not apply in any respect to this Agreement or the parties hereto or COMPUWARE clients sublicensing the ALYDAAR Software.

14.      ATTORNEY FEES

         In the event it becomes necessary to bring suit to enforce any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to any other award, reasonable legal costs including court costs and attorney fees.

15.      COMPLETE AGREEMENT

         This Agreement and the attached Exhibits are the complete understanding between ALYDAAR and COMPUWARE, and supersede all prior agreements and understandings, whether oral or written, concerning the subject matter.

16.      NOTICES

         Any notice required or permitted to be given under this Agreement shall be properly made if in writing and personally delivered or mailed by certified or registered mail, postage prepaid with return receipt requested as follows:

               TO COMPUWARE:   COMPUWARE CORPORATION
                               31440 Northwestern Highway
                               Farmington Hills, MI 48334-2564
                               Attention: President

               TO ALYDAAR:     ALYDAAR SOFTWARE CORPORATION
                               2101 Rexford Road, Suite 250 West
                               Charlotte, NC  28211
                               Attention: President

      Notice given under this Agreement shall be deemed to be made when delivered (if personally delivered) or on the third day following the date the notice was mailed by the notifying party (if mailed by certified or registered mail).

17.   WAIVER OF BREACH

      The waiver by either COMPUWARE or ALYDAAR of a breach of any provision of this Agreement shall not act as a waiver of any prior or subsequent breach.


18.   SURVIVAL

      The provisions of the sections titled "Payment," "Taxes and Benefits," "Liability," "Confidential and Proprietary Information," and "Non-Solicitation" shall survive termination of this Agreement or any relationship between ALYDAAR and COMPUWARE.

19.   ASSIGNMENT

     Neither party shall be entitled to assign this Agreement in whole or in part without the prior written consent of the other party. Subject to all of the terms and conditions hereof, this Agreement inures to the benefit of and is binding upon the parties hereto and their successors and assigns. ALYDAAR reserves the right to subcontract, in whole or in part, performance of the ALYDAAR Services set forth herein, provided that ALYDAAR shall remain responsible for the provision and performance of such ALYDAAR Services by its subcontractor(s).

20.   HEADINGS

          The headings of the paragraphs are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

21.        NO REPRESENTATIONS.

     Neither party shall either orally or in writing, accept, approve or execute any letter, document, order or agreement on behalf of, or in the name of, the other party. Other than as set forth in this Agreement or any Service Order hereunder, neither party shall make any representation, either orally or in writing, to a Client or any other person concerning the price, performance or specifications of the services or software of the other party or concerning any term or condition of such services or software, unless contained in the written materials of the other party or expressly authorized by the other party in writing.

22.      TRADEMARKS

     Each party acknowledges that the other is the owner of rights, title, and interest in and to certain trademarks, service marks, patents, copyrights, and other proprietary interests that such party may use in connection with marketing its software and services (the "Marks"). The parties agree to the use of the Marks in the marketing, advertising, and distributing of each party's software and services under the terms of this Agreement. In written communications and in advertising, each party's use of the Marks shall at all times be in accordance with such styles and together with such Mark notices as the owning party may require. Each party agrees that it will not file for registration of any Mark of the other party in any foreign country and that the use of the Marks by a party shall inure to the benefit of the owning party. Each party shall, upon request by the other party, execute whatever documents may be necessary to effectuate the obtaining and maintaining of registration by the owning party of the Marks. In the event this Agreement expires or is terminated, each party will promptly cease using the Marks of the other party.

23.      ACCESS TO BOOKS AND RECORDS

         The parties shall keep complete, accurate, and up-to-date books and records in accordance with generally accepted accounting principles and sound business practices covering all transactions relating to this Agreement. Either party and/or its authorized representatives shall upon reasonable notice have the right (not more than once annually) to inspect, audit, and/or copy such records in order to determine whether all provisions of this Agreement have been met. The parties agree that all information and records obtained in such audit shall be considered Confidential Information under this Agreement. This right to audit shall be available to either party for up to two (2) years following the termination of this Agreement.

24.       FORCE MAJEURE.

         Neither party shall be responsible or considered in breach of this Agreement for any delay or failure in the performance of any obligation of this Agreement to the extent that such failure or delay is caused by acts of God, fires, explosions, labor disputes, accidents, civil disturbances, material shortages or other similar causes beyond its reasonable control, even if such delay or failure is foreseeable. Provided, however, that the non-performing party provides notice of such cause preventing or delaying performance and resumes its performance as soon as practicable and provided further that the other party may terminate this Agreement upon notice if such non-performance continues for a period of ninety (90) days.


Accepted by:                         Accepted by:

COMPUWARE CORPORATION                ALYDAAR SOFTWARE CORPORATION

/s/ S. Fagan                         /s/ Frank G. Milligan
Authorized Signature                 Authorized Signature

S. Fagan                             Frank G. Milligan
Printed Name                         Printed Name

Sr. Vice President                   Chief Operating Officer
Title                                Title

December 17, 1997                    December 15, 1997
Date                                 Date

                                    EXHIBIT A
                                    SERVICES



COMPUWARE will give ALYDAAR the exclusive right of first refusal to provide Year
     2000 remediation efforts on all lines of code other than Cobol code supported by the TechForce COSMOS conversion tool, as required under fully executed Production 2000 Professional Services Agreements between COMPUWARE and COMPUWARE clients.


ALYDAAR will provide training to COMPUWARE sales and marketing staff to understand the ALYDAAR methodology, technology and deliverables.

ALYDAAR will make  available to  COMPUWARE  the same 10,000 line free demo to be
     provided   to   potential   COMPUWARE   clients  if  they  meet   ALYDAAR's
     qualification process.


DESCRIPTION OF ALYDAAR SERVICES

1.0      DEPENDENCIES
         It is responsibility of ALYDAAR to provide the COMPUWARE Client with written guidelines for the transfer of Application code to ALYDAAR. ALYDAAR's services are dependent upon the COMPUWARE Client packaging the Application code in accordance with ALYDAAR's specifications. ALYDAAR's project manager assigned to COMPUWARE Client will provide any phone assistance needed to help or clarify specific issues.

2.0      ALYDAAR SERVICES.
         ALYDAAR will perform the following services:
         Supply  an  initial  questionnaire  along  with  a  list  of  packaging requirements in order that the remediation can begin. Upon receipt of a completed questionnaire and correctly packaged Application along with a related letter of transmittal, the project activities will begin.
         Resources  are  assigned  and a contact  list is delivered to COMPUWARE
              Client.
         An initial compile is completed on the Application and the results stored for later comparison. An inventory report and line count report are generated and delivered to the COMPUWARE Client. The initial line count will be for all programming modules received. This line count is broken down into executable, commented, and blank lines.
         ALYDAAR will perform an initial  application  level  evaluation  on the
              Application code to search for special remediation cases. These issues may include hard-coded 19's, year-related 88 levels, report writer variables, and COMPUWARE Client-inserted century determination. From this assessment ALYDAAR will generate a report identifying resolutions that require COMPUWARE Client feedback. From the assessment report, COMPUWARE Client needs to provide all resolutions in order that the remediation may proceed. The resolution of issues identified in the initial assessment and issues document becomes the special requirements for COMPUWARE Client.
         Next,the Application will be submitted to the SMARTCODE(R)  process and all date variables will be examined for possible Year 2000 problems. A date is nominated if it is not century compliant and is used during a critical operation that will cause the Application to fail in 2000 and beyond. ALYDAAR will remediate the Application to return the correct logic hen these nominated variables are used. All other solutions will be applied as a result of the COMPUWARE Client's response to the initial assessment.
         a) When all modifications are completed ALYDAAR will perform a second compile and compare the results with the first to check for syntax or other errors that may be detected. Upon completion ALYDAAR will generate a final report to accompany the remediated Application source code and ALYDAAR library modules.

3.0      PROJECT PLAN/SCHEDULE
         Key projected milestones for this effort are as follows:

         Receive the correctly packaged Application code.                 [date]
         ALYDAAR resources are assigned and a contact list is delivered. [date] Initial compile and verification of receipt of all required
            source code                                                   [date]
         Initial evaluation report with the source code line count.       [date]
         Receive resolutions to the findings of the assessment report. [date] Return of remediated source modules and delivery of the final
            report.                                                       [date]

4.0      DELIVERABLES

         a) Return of Remediated Application. ALYDAAR will return the modified files only on the tape. The tape will be of the same format and structure as received. The tape will be labeled with the contents meeting naming standards set forth by COMPUWARE Client.

         b) Return of ALYDAAR Software. ALYDAAR will deliver on the tape ALYDAAR's (source code) library modules that are used in the Application for remediation. This includes all ALYDAAR modules called from within ALYDAAR library modules.

         c) Final Report. ALYDAAR will deliver a final report containing at least the following information:

         Restatement of special requirements.
         Listing of modules remediated.
         Line counts broken down into comments, executables, and blank lines. In addition, ALYDAAR may include other information that is not a year 2000 problem but may cause other issues.

         d) Documentation. ALYDAAR will deliver a complete listing of all changes made to the Application code.

          e) Delivery, Testing, Waiver: ALYDAAR will deliver the COMPUWARE Client software to COMPUWARE Client in accordance with the schedule and other requirements set forth in the applicable Service Order. Following receipt of the COMPUWARE Client software, the COMPUWARE Client shall have thirty (30) days ("Test Period") (a) to verify that the COMPUWARE Client software performs materially in accordance with all specifications set forth in the applicable Service Order, and (b) to notify ALYDAAR in writing of any failure to perform materially in accordance with such specifications (such failure being referred to herein as a "NonCompliance"). Upon ALYDAAR's timely receipt of a notice of Non-Compliance, ALYDAAR shall work diligently to correct such Non-Compliance at no charge to the COMPUWARE Client, provided that COMPUWARE Client did not caused such Non-Compliance. In the event ALYDAAR has received a notice of Non-Compliance before the end of the Test Period, the Test Period shall continue on a day-by-day basis until each item of Non-Compliance has been corrected by ALYDAAR and COMPUWARE Client has had the longer of the remainder of the Test Period, fourteen (14) days or some other mutually agreeable time period to test such corrected item of Non-Compliance so noted. Should the COMPUWARE Client software not provide ALYDAAR with written notice of NonCompliance during the Test Period or within the time frames set forth above for corrected Non-Compliance, the Test Period shall be deemed to be completed.

                                    EXHIBIT B

                                 PRODUCTION 2000

                         PROFESSIONAL SERVICES AGREEMENT


                                 BY AND BETWEEN


                              COMPUWARE CORPORATION

                                  ("COMPUWARE")



                                       AND



                         ------------------------------

                                   ("CLIENT")


         As more specifically set forth in the following terms and conditions, COMPUWARE shall perform for CLIENT the services described in each Service Order and/or Statement of Work ("Project") attached hereto and incorporated herein by reference.


This Agreement is entered into this _____ day of ___________________
                                                   (month, year)


FOR COMPUWARE:                     FOR CLIENT:


By: __________________________     By: __________________________


Name: ________________________     Name: ________________________


Title:  ______________________     Title:  _________________________

TERMS AND CONDITIONS


         I.       LOCATION

         Project services will be performed at sites established by CLIENT and COMPUWARE as agreed to in the Service Order or Statement of Work.

         II.      NON-SOLICITATION OF EMPLOYEES

         CLIENT agrees that it will not solicit COMPUWARE's employees to seek an employment or other contractual arrangement with its company. CLIENT agrees that COMPUWARE employees are not "contract for hire".

         CLIENT may be released from such restriction under the following terms:

         The payment of $25,000.00 to COMPUWARE for each employee hired by CLIENT, and

         Each COMPUWARE employee hired by CLIENT has performed services for CLIENT under this Agreement for twelve (12) consecutive months or more.

         III.     RIGHTS OF TITLE

         Except related to rights in the Software (as defined herein), all CLIENT reports, programs, manuals, discs, tapes, listings and any other material prepared by or worked on by COMPUWARE's employees shall belong exclusively to CLIENT and CLIENT shall have the right to obtain from COMPUWARE and/or COMPUWARE's employees, and to hold in CLIENT's name all copyrights, trademark registrations, patents or whatever protection CLIENT may deem appropriate to the subject matter. COMPUWARE agrees to give CLIENT reasonable assistance required to protect the rights defined in this paragraph.

         IV.      CLIENT'S OBLIGATIONS

         If COMPUWARE staff are provided to work on CLIENT's premises or other premises under CLIENT's control, CLIENT shall ensure that staff are provided with suitable office accommodation and services. COMPUWARE will use reasonable endeavors to ensure that its staff comply with all reasonable security regulations and requirements made known to it concerning the conduct of personnel at the said premises. However, COMPUWARE staff shall at all times be subject to the employment conditions of COMPUWARE and not those of CLIENT.

         V.       CONVERSION AND TESTING

         CONVERSION: COMPUWARE and CLIENT shall jointly identify and install the required conversion tool set to implement the services set forth in any Service Order or Statement of Work. All Software tools, tool sets and programs to be used in the analysis and conversion process by COMPUWARE shall remain the property of COMPUWARE or its third party providers.
         TESTING: CLIENT shall provide adequate client/server and mainframe resources and access to all components. CLIENT shall also provide any necessary workstations and space for the Project team. COMPUWARE shall be responsible for performing unit, system and stress or integration tests, as set forth in any Service Order or Statement of Work. CLIENT shall also be responsible for acceptance test criteria, and must approve all test results in writing. COMPUWARE will then assist CLIENT with migration back to production status.

         VI.      ACCEPTANCE

         Prior to the initiation of the Project and with COMPUWARE's approval, CLIENT shall define the acceptance criteria which will be used to validate the conversion results. Following conversion of each application system, CLIENT shall conduct an acceptance test in order to confirm that the equipment, programs and components, as converted, satisfy the conversion acceptance specifications in all material respects.

         CLIENT must verify the acceptance  test results in writing within seven
         (7) days. Project results will be deemed accepted if CLIENT does not respond within seven (7) days. COMPUWARE shall correct any defect revealed by the acceptance test. After such correction, COMPUWARE shall thereafter confirm in writing to CLIENT that such defect has been corrected. CLIENT shall then verify with COMPUWARE within seven (7) days that CLIENT agrees the defect has been corrected.

         VII.     WORK EFFORTS

         Project assignments and guidance of work efforts will be the responsibility of COMPUWARE's Conversion Project Manager. CLIENT shall appoint a Project Manager who shall be CLIENT's full-time liaison with COMPUWARE's Project Manager. All Project-related inquiries and requests, whether from CLIENT or COMPUWARE, shall be directed to the Project Managers.

         VIII.    PROGRESS MEETINGS AND REPORTS

         The Project Managers shall meet regularly, at least once a month, to discuss the progress of the Project. Minutes of such meetings shall be recorded by COMPUWARE's Project Manager, with a copy provided to CLIENT's Project Manager within five (5) days of the meeting. Any additions or deletions to the minutes shall be provided within (3) three days of receipt of the minutes by the CLIENT's Project Manager. The minutes shall include, but are not limited to, the progress of the work, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

         Approximately once a month, the parties shall meet for a formal progress presentation, at which time COMPUWARE shall describe the status of the Project work. Such presentation shall provide projections of the time of completion and shall address any issues and their possible resolution.

         The CLIENT shall, where applicable, promptly provide COMPUWARE with (and warrants that it is entitled to do so) accurate and complete information concerning Project requirements, answers to queries, decisions and approvals required by COMPUWARE in connection with the Project. COMPUWARE staff shall have access to CLIENT personnel and premises at all reasonable times as required by COMPUWARE for the performance of the services.

         Failure by CLIENT to provide the assistance referred to in this paragraph may prohibit effective action by COMPUWARE and render COMPUWARE unable to perform. In such circumstances, COMPUWARE shall be under no liability to perform its obligations under this Agreement to the extent that performance is prohibited by such failure of CLIENT.

         IX.      SOFTWARE LICENSE

                  A.       Grant of Software License

       COMPUWARE shall obtain for CLIENT a non-exclusive, non-transferable license to allow COMPUWARE to use on CLIENT's behalf the proprietary software product(s) and related user manuals provided under this Agreement (collectively referred to as Software). Certain of the Software may be utilized for CLIENT in machine readable object code for the use as specified on any Service Order or Statement of Work. In addition, COMPUWARE hereby conveys a perpetual, royalty free, non-exclusive, non-transferable, restricted use license for the comments or executable instructions in source code imbedded in CLIENT's software ("Imbedded Software"). The Imbedded Software may not be replicated, duplicated, distributed or used other than where installed in the Client's software, except for a reasonable number of back-up copies rented, leased or provided for use in remote computer services for third parties. CLIENT shall maintain the Imbedded Software, provided all changes, modifications or improvements made or developed with regard to the Imbedded Software shall remain the property of COMPUWARE and/or its third party providers. "Imbedded Software" is deemed "Software" for all other purposes set forth in this Agreement.

                  B.       Intellectual Property Rights in Software

         This Agreement does not transfer title to CLIENT of the intellectual property or rights thereto contained in the Software. CLIENT acknowledges and agrees that the Software is the property of and contains confidential information and trade secrets of COMPUWARE and/or its third party providers, and agrees that CLIENT will keep in confidence and protect the Software from disclosure and restrict its use as provided in this Agreement. CLIENT shall not remove and place on copies all proprietary, confidential and copyright notices, markings or legends which appear on any item included in the Imbedded Software. COMPUWARE and/or its third party providers reserve all rights granted to them under the copyright, patent and other intellectual property laws of the United States and all other statutory and common laws.



                  C.       Software Warranty

                  COMPUWARE warrants and represents that (i) it has the authority to grant the license described in the Agreement, (ii) the Software will operate in substantial accordance with the specifications set forth in the user manuals applicable to the Software at the time the Software is in use, and (iii) any Software maintenance service rendered by COMPUWARE will be performed by qualified personnel.
         COMPUWARE will make reasonable efforts to correct significant deviations from such specifications.

         In the event of an intellectual property right claim against CLIENT arising out of the use of the Software, COMPUWARE agrees to indemnify and hold CLIENT harmless provided CLIENT (i) gives COMPUWARE prompt written notice of such claim, (ii) permits COMPUWARE to defend or settle the claim, and (iii) provides all reasonable assistance to COMPUWARE in defending or settling the claim.

         The warranties given in this section are in lieu of all other warranties pertaining to the software whether written, oral, express or implied including, without limiting the generality of the foregoing, the implied warranties of merchantability and fitness for a particular purpose.

                  D.       Software Liability

         Except as provided in Section C. above, the entire liability of COMPUWARE and/or its third party providers, and CLIENT's sole and exclusive remedy for damages from any cause related to or arising out of the Software licensed under this Agreement, regardless of the form of action, whether in contract or in tort, will not exceed the license fee paid by CLIENT to COMPUWARE for the Software.

         COMPUWARE shall have no liability if the alleged infringement is based on modification of the Software by anyone other than COMPUWARE, or use of the Software other than as specified in any Service Order or Statement of Work. This section states the entire liability of COMPUWARE and CLIENT's sole and exclusive remedy with respect to misappropriation or infringement of intellectual property rights of the Software.


         X.       TERMINATION

         Unless otherwise set forth in any Service Order or Statement of Work, either party may terminate this Agreement for any reason with thirty
         (30) days prior written notice to the other party.

         If this Agreement is terminated according to this paragraph and CLIENT instructs COMPUWARE to remove any employee before the thirty (30) days elapse, COMPUWARE shall be entitled to the equivalent of one month's billing for the employee's services. The amount will be based on a forty (40) hour week or a prorated share thereof.

         Except as authorized under this paragraph, this Agreement may be terminated:

                           1. immediately by COMPUWARE if CLIENT fails to pay any sum duewithin 14 days of written notice that payment is due;

                           2. immediately by either party if the other party commits a material breach of any term of this Agreement and which (in the case of a breach capable of being remedied) shall not have been remedied within 30 days of a written request to remedy the same; or

                           3. immediately by either party if the other shall convene a meeting of its creditors or if a petition is filed in the bankruptcy court.

         Any termination of this Agreement pursuant to this paragraph shall be without prejudice to any other rights or remedies either party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either party.


         XI.      PAYMENT

         COMPUWARE shall invoice CLIENT for services on a monthly basis. Terms shall be net 30 days. All objections by CLIENT to an invoice must be made in writing to COMPUWARE within seven (7) days after receipt of the invoice. If no objections are received by COMPUWARE within such seven
         (7) day period, the invoice shall be deemed accepted by CLIENT for such services provided by COMPUWARE and paid within 30 days of its receipt. CLIENT shall pay the invoice(s) received from COMPUWARE for all chargeable Software tools, tool sets and programs within thirty (30) days of acceptance of this Agreement.

         COMPUWARE's employees' daily working hours shall be the same as worked by CLIENT's employees, unless otherwise directed by CLIENT. COMPUWARE shall be paid at the billable rates or other terms and conditions set forth in any Service Order or Statement of Work. Hours worked in excess of standard hours in the month will be considered overtime hours. Standard hours are calculated by multiplying business days, less CLIENT holidays, by eight (8).

         A one and one-half percent (1-1/2%) per month carrying charge may be applied to any balance unpaid for more than thirty (30) days.

         If payment has not been received as set forth herein, COMPUWARE reserves the right, in addition to any other rights it may have to suspend the services until such payment is made in full.


         XII.     TAXES

         CLIENT shall be responsible for payment of all taxes, if any, levied upon the services provided under this Agreement.


         XIII.    TRAVEL AND PER DIEM EXPENSE REIMBURSEMENT

         CLIENT agrees to reimburse COMPUWARE for any out-of-pocket expense, such as travel actually incurred by any COMPUWARE employee and requested by CLIENT under this Agreement. Upon request, COMPUWARE will supply CLIENT with supporting documentation.



         XIV.     INSURANCE

         COMPUWARE agrees to maintain the following insurance for its employees:

         Worker's compensation insurance covering all COMPUWARE employees;

         Employer's liability insurance

         Comprehensive automobile liability insurance for combined bodily injury and property damage;

         Comprehensive general liability insurance for combined bodily injury and property damage; and

         COMPUWARE agrees to provide CLIENT with certificates of insurance upon request.

If COMPUWARE fails to provide the insurance coverage specified in this section, CLIENT may charge back against COMPUWARE's invoices actual insurance expenses incurred by CLIENT to provide the protection.

CLIENT may also recover the actual value of any claims paid as a result of COMPUWARE's failure to provide the specified coverage.

XV.      INDEPENDENT CONTRACTOR RELATIONSHIP

It is expressly understood and agreed that the technical personnel assigned by COMPUWARE to CLIENT under this Agreement are COMPUWARE employees or agents. Under no circumstances are such personnel to be considered CLIENT employees or agents. COMPUWARE shall be in an independent contractor relationship with CLIENT.


XVI.     LIABILITY

Both parties agree to indemnify and hold each other harmless for any injuries to persons or property caused by the intentional and willful acts of each party's employees while on assignment to CLIENT.


XVII.    EXCLUSIVE REMEDY

CLIENT's exclusive remedy for breach of this Agreement shall be: (1) to request error corrections or (2) if COMPUWARE materially fails to effect error corrections after a reasonable opportunity to do so, to recover the amount paid to COMPUWARE with respect to that portion of the code that cannot be made to operate in substantial conformance to any written specifications provided to COMPUWARE by CLIENT. COMPUWARE shall have no liability to CLIENT's customers or end users with regard to the subject matter of this Agreement.

XVIII.   WARRANTIES AND REMEDIES

COMPUWARE represents and warrants  that all  employees  assigned to CLIENT under this Agreement shall be qualified personnel. COMPUWARE shall replace any employee who is not qualified. COMPUWARE SHALL NOT BE LIABLE FOR ANY DAMAGES WHETHER INDIRECT, SPECIAL OR GENERAL, CONSEQUENTIAL OR INCIDENTAL OR LOST PROFITS, ARISING FROM THE FURNISHING OF SERVICES UNDER THIS AGREEMENT, WHETHER IN AN ACTION BASED ON CONTRACT OR TORT,
         INCLUDING   NEGLIGENCE  AND  STRICT   LIABILITY.   CLIENT  AGREES  THAT
         COMPUWARE'S LIABILITY FOR DAMAGES, IF ANY, SHALL NOT EXCEED THOSE CHARGES PAID TO COMPUWARE BY CLIENT FOR THE SERVICES RENDERED BY THE COMPUWARE EMPLOYEE(S) WHO CAUSED SUCH DAMAGE.

THE WARRANTIES  GIVEN IN THIS  SECTION ARE IN LIEU OF ALL OTHER  WARRANTIES
         WHETHER  WRITTEN,  ORAL,  EXPRESSED  OR  IMPLIED,  INCLUDING,   WITHOUT
         LIMITING THE GENERALITY OF THE FOREGOING, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

CLIENT EXPRESSLY AGREES THAT IT IS CLIENT'S OBLIGATION, NOT COMPUWARE'S, TO
         ENSURE THAT ANY SERVICES OR PRODUCTS PROVIDED BY COMPUWARE HEREUNDER ARE SUITABLE FOR CLIENT.


XIX.     CLIENT REPRESENTATIONS, WARRANTY AND INDEMNIFICATION

CLIENT represents and warrants to COMPUWARE that CLIENT has the right under the terms of its software licenses to modify any licensed software which COMPUWARE works on under the terms of this Agreement. CLIENT agrees to indemnify and hold COMPUWARE harmless for any action or claim arising out of the unauthorized modification of CLIENT'S code.

XX.      LOSS OF DATA

In no event shall  COMPUWARE  be liable for loss of data or the records of
         CLIENT,  it being  understood  that  CLIENT  shall be  responsible  for
         ensuring   proper  and  adequate   processing,   back  up  and  storage
         procedures.


XXI.     CONFIDENTIAL INFORMATION

Each party agrees that during and after the term of this Agreement it will keep secret and will not without the prior written consent of the other use or disclose to any third party any information relating to the business or affairs of the other party, including without limitation, third-party software tools and programs the terms of this Agreement, or that party's customers learned by such party or disclosed to such party by the other pursuant to or otherwise in connection with this Agreement.


XXII.    NON-COMPETITION

Except as specified in the paragraphs entitled "Non-Solicitation of Employees" and "Confidential Information," this Agreement shall not restrict either COMPUWARE or CLIENT from conducting business with firms or competitors of the other party.


XXIII.   ENTIRE AGREEMENT

This document and the Service  Orders and/or  Statements of Work referred to herein, as well as any amendments, shall constitute the entire Agreement between the parties and supersedes all previous communications, representations, understandings, concurrent or subsequent purchase orders, and agreements, whether oral or written, between the parties or any officer or representative of the parties. CLIENT has relied upon any representations other than those set forth in this Agreement.


XXIV.    AMENDMENTS

No amendment or other variation to this Agreement shall be effective unless it is in writing and is signed by an authorized person on behalf of each party.


XXV.     GOVERNING LAW

This Agreement shall be governed by the laws of the State of Michigan. Both parties consent to the jurisdiction of the courts of the State of Michigan. No action arising out of this Agreement, regardless of the form, may be brought by either party more than one year after the cause of action has occurred.

XXVI.    SEVERABILITY

If any provision of this Agreement is determined to be unenforceable or invalid, the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.


XXVII.            FORCE MAJEURE

COMPUWARE and CLIENT shall not be liable for any damages, resulting from the elements, acts of God, any other cause beyond the reasonable control of the parties or CLIENT's failure to furnish necessary and accurate information.


XXVIII.           NOTICES

Any notices required under this Agreement shall be in writing. Notices shall be delivered in person or sent by overnight courier or facsimile addressed to the addresses on the face of this Agreement. Notice shall be effective when sent by overnight courier or facsimile, or upon delivery if delivered in person.

                                    EXHIBIT C
                                  SERVICE ORDER

This Service Order, dated ________________, is issued pursuant to the Subcontractor Agreement ("Agreement") between Alydaar Software Corporation ("ALYDAAR") and Compuware Corporation ("COMPUWARE") for COMPUWARE's client _______________________________ ("Company") and when duly executed by authorized representatives of each party is incorporated as an addendum thereunder. Should a conflict exist among the provisions of the Agreement, Exhibits thereto and this Service Order, the provisions of this Service Order shall control.

ALYDAAR DELIVERABLES
Rules questionnaire and packaging requirements;
Initial Inventory and Line Count Report;
Assessment and Issues Report;
Request for Company approval of remediation specifications; Final Report; and Remediated Company software files and ALYDAAR Software library modules.

FEES  AND PAYMENT
Estimated number of Lines of Code of each Language:

Language              Estimated # of LOC
s


---------------- -----------------------------
Remediation price per Language/per Line of Code:

Language             Price per
s                       LOC

                 $
---------------- ------------------

Estimated Total Remediation Fee:_____________________. Payable in accordance with the payment schedule set forth in the Agreement or as set forth below.

Price Per Database Call: _____________. The price per database call will be multiplied by the number of calls analyzed in the Company software to arrive at the total database call fee and invoiced upon delivery of remediated code to Company.

                           ESTIMATED PROJECT SCHEDULE
1. Receive the correctly packaged Company software                        [date]
2. ALYDAAR resources are assigned and a contact list is delivered.        [date]
3. Initial compile and verification of receipt of all required Company
   software.                                                              [date]
4. Initial evaluation report with the Lines of Code count.                [date]
5. Receive resolutions to the findings of the Assessment and Issues
   Report.                                                                [date]
6. Return of remediated Company software and delivery of the Final Report.[date]

ASSUMPTIONS
The Project Schedule will be finalized after resolution of the issues set forth in the Assessment and Issues Report.
The remediation services will be performed by ALYDAAR at ALYDAAR's location using the windowing remediation technique in accordance with the description of services set forth in the Agreement or, if applicable, the attached Statement of Work.
The final number of Lines of Code and total Remediation Fee will be set forth in the Inventory and Line Count Report.

OTHER (Add any additional terms here such as payment schedule, if different then Agreement, or any additional assumptions)

Alydaar Software Corporation            Compuware Corporation

By:      ........................       By:.............................

Name:    ........................       Name:...........................

Title:   ........................       Title:..........................

                                    EXHIBIT D
                               PRICING INFORMATION



1. Assumptions. Prices presume that the planning and packaging requirements have been met as set forth in the Statement of Work. The prices include the effort to analyze, detect and correct non- compliant date usage in the COMPUWARE client's software using the Windowing remediation technique. The pricing set forth below assumes an MVS environment and an IBM compatible platform. Also included is the coordination with the Company to determine database interaction and identification of external sorts, should this be necessary. ALYDAAR Services not included in the pricing are remediation of production JCL, programming of external date routines for data ordering, database conversion activity or bridging for date variables associated with database calls. A "Line of Code" is defined as a segment of non-comment code delineated by carriage returns (blank lines and comments are not counted for inventory or pricing purposes). The list price is as follows for at least one million Lines of Code:

Price (per Line of Code)

Languages
COBOL               $.40
Natural             $.60
PL/1                $.60
C                   $.85
ADS/O               $.90
IDEAL               $.90
TELON               $.90
EZTRIEVE            $.90
RPG                 $.60
FOCUS               $.90
SAS                 $.90
CLIPPER             $1.00
FORTRAN             $.60
------------------  ---------------------

2. Pricing for Database Calls. Where COMPUWARE client requests remediation or analysis of key field definitions for database calls by ALYDAAR, a unit price schedule per database call analyzed will apply as set forth below. This rate applies to any database call which require analysis or actual remediation for key field definitions. This rate applies whether or not dates in key field are expanded or encoded and includes the activities required to create bridges or encode / decode routines in COMPUWARE client Software. This price does not include any effort to convert or modify databases. This rate applies to IMS, IDMS, and VSAM database calls only.

                                                    List Price / Call
      Per Database Call Analyzed                         $13.00

                                  ADDENDUM I TO
                             SUBCONTRACTOR AGREEMENT
                                     BETWEEN
             COMPUWARE CORPORATION AND ALYDAAR SOFTWARE CORPORATION

         This Addendum I ("Addendum"), dated February 3, 1998 ("Addendum Effective Date"), to Subcontractor Agreement dated October , 1997 ("Agreement") is made by and between Compuware Corporation ("Compuware") and ALYDAAR SOFTWARE CORPORATION ("Alydaar"). The provisions of this Addendum are hereby made a part of the Agreement. Should a conflict exist among the provisions of the Agreement, the Exhibits thereto and this Addendum, the provision of this Addendum shall control. Any terms in capital letters not defined in this Addendum shall have the meaning as set forth in the Agreement. All references to paragraph numbers shall correspond to those paragraph numbers in the Agreement.

The parties agree that Compuware clients may, upon request, license the Alydaar Software common library modules (that exist as of the date the remediated code is returned to the Compuware client) for the languages for which Alydaar has provided the Services. In addition, Compuware clients may, upon request, replicate, duplicate, distribute or use the Software only for the purposes of creating new Compuware client software that is Year 2000 compliant. "New Compuware client software" for purposes of the proceeding sentence means Compuware client software that did not exist as of the date the Y2K Agreement was signed.

 The Agreement as modified by this Addendum ("Modified  Amendment")  constitutes the entire agreement and supersedes all prior and contemporaneous agreements between Alydaar and Compuware in connection with the subject matter therein. No officer, employee, servant or other agent of Alydaar is authorized to make any representation, warranty or other promise not expressly contained herein with respect to the subject matter hereof.

COMPUWARE CORPORATION

BY:     /s/ J. Ray

NAME:   J. Ray

TITLE:  V.P.

ALYDAAR SOFTWARE CORPORATION

BY:     /s/ Frank G. Milligan

NAME:   Frank G. Milligan

TITLE:  Chief Operating Officer